EXHIBIT 23.3

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Audit & Risk Advisory Services 147 Collins Street Melbourne Vic 3000 GPO Box 2291U Melbourne Vic 3001 Australia	ABN: 51 194 660 183 Telephone: +61 3 9288 5555 Facsimile: +61 3 9288 6666 DX: 30824 Melbourne www.kpmg.com.au

The Board of Directors Australia and New Zealand Banking Group Limited Level 31 100 Queen Street MELBOURNE VIC 3000	Our ref ANZGRP07-RegABConsent1105-AW.doc Contact Michelle A Hinchliffe (9288 5452)

11 May 2007

Dear Sir

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the registration statement (No. 333-141696) on Form S-3 of ME Portfolio Management Limited (the "Registration Statement") and (ii) the related prospectus supplement relating to SMHL Global Fund 2007-1 (the "Prospectus Supplement") of our report dated 8 January 2007 with respect to the consolidated balance sheets of Australia and New Zealand Banking Group Limited and subsidiaries as of September 30, 2006 and 2005, and the related consolidated income statements, statement of recognised income and expense and cash flow statements for each of the years then ended, which report is included in the Form 20-F filed by Australia and New Zealand Banking Group Limited with the Securities and Exchange Commission on 8 January 2007 and incorporated by reference in the Form 8-K of ME Portfolio Management Limited, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement and the Registration Statement.

/s/ KPMG

KPMG
Melbourne, Australia

KPMG, an Australian partnership, is part of the KPMG International network. KPMG International is a Swiss cooperative.	Liability limited by a scheme approved under Professional Standards Legislation.